AMENDMENT NUMBER ONE

TO THE

FINANCIAL INSTITUTIONS, INC.

1999 MANAGEMENT STOCK INCENTIVE PLAN

This Amendment Number One to the Financial Institutions, Inc. 1999 Management Stock Incentive Plan (the “Plan”) is adopted pursuant to Section 15 of the Plan by the Compensation Committee of Financial Institutions, Inc. (the “Company”), acting in its capacity as the Committee under the Plan. Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Plan.

Subsection 7(e) of the Plan shall be deleted in its entirety and replaced with the following:

Except for the restrictions set forth in this Plan and those specified by the Committee in any restricted stock agreement, a holder of restricted stock shall possess all the rights of a holder of the Company’s Common Stock (including voting and dividend rights); provided, however, that prior to vesting the certificates representing such shares of restricted stock shall be held by the Company for the benefit of the participant and the participant shall deliver to the Company a stock power executed in blank covering such shares. As the shares vest, certificates representing such shares shall be released to the participant. The Committee shall have the discretion to determine at the time of the restricted stock grant (as memorialized in the restricted stock agreement with the participant) whether dividends payable on the participant’s unvested shares shall be (i) paid to the participant or (ii) reinvested in additional shares of restricted stock. If dividends on unvested shares are reinvested in additional shares of restricted stock, all dividends payable on the unvested shares shall be reinvested in the Company’s Common Stock, treated as restricted stock until the underlying restricted shares vest, and, upon such vesting, released to the participant. If the underlying shares do not vest, all shares purchased with the reinvested dividends shall be forfeited.

In witness whereof, Financial Institutions, Inc. has caused this instrument to be executed as of July 26, 2006.

FINANCIAL INSTITUTIONS, INC.

Name: Ronald A. Miller

Title: Corporate Secretary